EXHIBIT 4





                        JOINT FILING AGREEMENT


     In accordance with Rule 13d-1(f)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on
Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $.01 per share, of Fred Meyer, Inc., a Delaware corporation, and that this Agreement may be included as an Exhibit to such joint filing.

     IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of September 19, 1997.
                                 Yucaipa Arizona Partners, L.P.
                                 Yucaipa Smitty's Partners, L.P.
                                 Yucaipa Smitty's Partners II, L.P.
                                 Yucaipa SSV Partners, L.P.


                                 By: The Yucaipa Companies
                                 Its General Partner


                                 By:  /S/ LAWRENCE K. KALANTARI
                                 Name:Lawrence K. Kalantari
                                 Title:General Partner



                                 The Yucaipa Companies


                                 By:  /S/ LAWRENCE K. KALANTARI
                                 Name:Lawrence K. Kalantari
                                 Title:General Partner